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                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement is executed as of August 12, 1997, by and between HEARST-ARGYLE TELEVISION, INC., a Delaware corporation ("Hearst-Argyle"), and BOB MARBUT of 200 Concord Plaza, Suite 700, San Antonio, Texas 78216 ("Employee").

                  WHEREAS, Employee possesses special, unique and original ability, and Hearst-Argyle desires to secure Employee's exclusive services for the period and on the terms hereinafter mentioned, which employment Employee desires to secure and accept,

                  NOW, THEREFORE, in consideration of the compensation and the mutual provisions and conditions herein contained, the parties agree as follows:

                  FIRST: Hearst-Argyle hereby employs Employee to render exclusive services to and for Hearst-Argyle as its Chairman and Co-Chief Executive Officer and Employee agrees to render services to Hearst-Argyle in such capacities, and shall so serve, subject, however, to such limitations, instructions, directions, and control as the Board of Directors of Hearst-Argyle may specify from time to time, during the period beginning on the Commencement Date, as hereinafter defined, and extending to and terminating on December 31, 2000 (the "Expiration Date") unless terminated earlier in accordance with the provisions hereof. The Commencement Date shall be the same as the "Effective Time" (as such term is defined in the Amended and Restated Agreement and Plan of Merger dated as of March 26, 1997 between The Hearst Corporation and Argyle Television, Inc.). Employee hereby accepts the aforesaid
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employment and agrees to render his exclusive services hereunder on the terms and conditions herein set forth.

                  SECOND: Hearst-Argyle agrees to pay to Employee and he agrees to accept from Hearst-Argyle, as basic compensation for his services hereunder, salary at the annual rate of Six Hundred Fifty Thousand Dollars ($650,000) beginning with the Commencement Date and extending to and terminating on the Expiration Date, payable in installments in accordance with the prevailing payroll practices of Hearst-Argyle during the term hereof, but in no event less frequently than twice a month.

                  In or about December 1998 and December 1999, Hearst-Argyle will review Employee's compensation provisions herein contained for the purpose of determining whether an increase in compensation should be effected in respect of the period commencing with the 1st day of January, 1999 to December 31, 1999, and the period January 1, 2000 to the Expiration Date, respectively.

                  As additional compensation hereunder, Employee shall be eligible to receive a bonus for each calendar year during the term of this Agreement (with such bonus to be prorated for the period from the Effective Time through December 31, 1997), the amount and basis of the bonus to be determined in accordance with such criteria as shall be established by the Compensation Committee of the Board of Directors of Hearst-Argyle. It is understood and agreed that the maximum additional compensation payable in respect of each such year shall not exceed a sum equal to Seventy Five Percent (75%) of Employee's base compensation for that year with the "target" bonus equal to 40% of Employee's base compensation for

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that year, as such maximum and target percentages may be increased in the sole discretion of the Compensation Committee of the Board of Directors of Hearst-Argyle. The Compensation Committee may, in its discretion, award any special bonus to Employee that it deems appropriate, notwithstanding any other provisions set forth in this Agreement.

                  In determining the amount of additional compensation to be paid to Employee hereunder, the books of Hearst-Argyle shall be absolute and final and shall not be open to dispute by Employee. Hearst-Argyle shall pay the additional compensation, if any, due hereunder at any time prior to March 31 of the year following each calendar year during the term of this Agreement.

                  It is mutually understood and agreed that the additional compensation hereinbefore provided shall be due and payable only for so long as Employee shall perform services under this Agreement and, in the event Employee's employment hereunder or this Agreement shall be terminated for any cause, or should Hearst-Argyle assign this Agreement in accordance with the terms of Paragraph SIXTH hereof, Hearst-Argyle shall compute the additional compensation by limiting the amount thereof to the period commencing with the first day of the calendar year in which such termination or assignment shall take effect to and including the date of termination or assignment.

                  THIRD: To induce Hearst-Argyle to enter into this Agreement and to pay the compensation herein provided, Employee hereby represents, warrants and agrees to the following:

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                  (a) Employee will faithfully and diligently carry out
Employee's duties hereunder.

                  (b) Employee will work for, and render services to, Hearst-Argyle exclusively, and that Employee will give and devote to the pursuit of Employee's duties, exclusive time, best skill, attention and energy, and that during the term of employment, Employee will not perform any work, render any services or give any advice, gratuitously or otherwise, for or to any other person, firm or corporation, which shall be inconsistent in any material respect with Employee's duties or obligations hereunder, as reasonably determined by Hearst-Argyle, without the prior consent of Hearst-Argyle in each such instance. Notwithstanding the foregoing, it is the understanding of the parties hereto that Employee shall be permitted to serve, and in certain instances to continue to serve, as a member of the board of directors of other organizations, including charitable or not-for-profit corporations and profit-making corporations, but only if such board membership does not interfere or conflict with Employee's work hereunder in any material respect and such board membership is approved in advance by Hearst-Argyle, which approval shall not be unreasonably withheld. Hearst-Argyle hereby approves Employee's continued service on the Board of Directors of those organizations listed on Exhibit A hereto.

                  Should there be a violation or attempted or, threatened violation of this provision, Hearst-Argyle may apply for and obtain an injunction to restrain such violation or attempted or threatened violation, to which injunction Hearst-Argyle shall be entitled as

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a matter of right, Employee conceding that the services contemplated by this
Agreement are special, unique and extraordinary, the loss of which cannot reasonably or adequately be compensated in damages in an action at law, and that the right to injunction is necessary for the protection and preservation of the rights of Hearst-Argyle and to prevent irreparable damage to Hearst-Argyle. Such injunctive relief shall be in addition to such other rights and remedies as Hearst-Argyle may have against Employee arising from any breach hereof on Employee's part.

                  (c) No impediment, contractual or otherwise, exists which limits or precludes Employee from entering into this Agreement and rendering full performance in accordance with the terms and conditions herein provided.

                  FOURTH: During the period of, and after the expiration of, this Agreement or after the termination of his employment (whether such employment is pursuant to the terms of this Agreement or otherwise), Employee will not use, divulge, sell or deliver to or for any other person, firm or corporation other than Hearst-Argyle or a successor to, or a parent (direct or indirect), or an affiliate or subsidiary of, Hearst-Argyle (hereinafter in this paragraph collectively referred to as "HEARST-ARGYLE") any and all confidential information and material (statistical or otherwise) relating to HEARST-ARGYLE's business, including, but not limited to, confidential information and material concerning broadcasting, magazines, newspapers, cable systems operations, cable programming, books, syndication, circulation, distribution, marketing, advertising, customers, authors, employees, literary property and

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rights appertaining thereto, copyrights, trade names, trademarks, financial information, methods and processes incident to broadcasting, programming, publication or printing,, and any other secret or confidential information. Upon the termination of Employee's employment irrespective of the time, manner or cause of termination, Employee will surrender to HEARST-ARGYLE all lists, books and records of or in connection with HEARST-ARGYLE's business and all other property belonging to HEARST-ARGYLE. Should there be a violation or attempted or threatened violation by Employee of any of the provisions contained in this Paragraph FOURTH, HEARST-ARGYLE shall be entitled to the same rights and relief by way of injunction and other remedies as are provided for under subparagraph
(b) of Paragraph THIRD hereof.

                  FIFTH: Employee's employment hereunder may be terminated by Hearst-Argyle (a) by reason of a Disability, as hereinafter defined, (b) for Cause, as hereinafter defined, or (c) Without Cause, as hereinafter defined, all upon payment of the sums hereinafter set forth. Employee may terminate Employee's employment hereunder (a) voluntarily, with Good Reason, as hereinafter defined, or (b) voluntarily, without Good Reason, subject to a covenant not-to-compete as provided in Paragraph TENTH. In the event of Employee's death, this Agreement shall terminate and all rights and obligations of this Agreement shall cease except as otherwise herein provided.

                  In the event Employee's employment is terminated due to Employee's death, Employee's legal representative or estate, as the case may be, shall be entitled to receive any compensation to which

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Employee was entitled, but which Employee had not yet received, at the time of
Employee's death.

                  (a) For purposes of this Paragraph FOURTH, Disability shall mean that for a period of one hundred eighty (180) consecutive days, Employee is unable to fulfill the duties and responsibilities of Chairman and Co-Chief Executive Officer of Hearst-Argyle because of physical or mental incapacity. If, as a result of a Disability, Employee shall have been unable to fulfill Employee's duties and responsibilities, and within thirty (30) days after written Notice of Termination, as hereinafter defined, is given, Employee shall not have returned to the performance of Employee's duties hereunder on a full-time basis, Hearst-Argyle may terminate Employee's employment.

                  In the event of a termination due to Disability, Employee shall be entitled to receive compensation through the Date of Termination, as hereinafter defined. In the event that Employee is otherwise receiving or is entitled to receive disability benefits at the time Employee's employment is terminated, nothing herein contained shall be construed to terminate or otherwise adversely affect Employee's right to receive such benefits.

                  (b) Employee's employment may be terminated for "Cause" by Hearst-Argyle. For purposes of this Agreement, "Cause" shall mean (i) conviction of a felony; (ii) willful gross neglect or willful gross misconduct in the performance of Employee's duties hereunder; (iii) willful failure to comply with applicable laws with respect to the conduct of Hearst-Argyle's business, resulting in material economic harm to Hearst-Argyle; (iv) theft, fraud or

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embezzlement, resulting in substantial gain or personal enrichment, directly or indirectly, to Employee at Hearst-Argyle's expense; (v) inability to perform the duties and responsibilities of Employee's office as a result of addiction to alcohol or drugs, other than drugs legally prescribed or administered by a duly licensed physician; or (vi) continued willful failure to comply with the reasonable directions of the Board of Directors which directions have been voted upon and approved by a majority of such Board and of which Employee has been made fully aware.

                  A termination for Cause will be deemed to have occurred as of the date when there shall have been delivered to Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors at a meeting of such Board called and held for that purpose and any other purpose or purposes (after reasonable written notice to Employee, and an opportunity for Employee, together with Employee's counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee's conduct met the definition of termination for Cause set forth above.

                  In the event of a termination for Cause, Employee shall be entitled to receive compensation through the Date of Termination, as hereinafter defined.

                  (c) A termination "Without Cause" shall mean a termination of employment by Hearst-Argyle other than due to Employee's death or Disability or for Cause.

                  In the event of a termination Without Cause, Employee shall be entitled to receive, in a lump sum payment at the time of

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such termination, an amount equal to Employee's salary provided in Paragraph
SECOND plus an amount equal to Employee's "target" bonus, as if Employee had remained an employee of Hearst-Argyle for the longer of the duration of the term of this Agreement or one year (the "Payment Period"). In the event Employee's employment is terminated Without Cause, Employee shall have no duty to mitigate damages. Notwithstanding the above, Hearst-Argyle's obligation to pay the amounts referenced hereinabove shall be conditioned on Employee's signing a general release in form satisfactory to Hearst-Argyle.

                  (d) At any time during the term of the Agreement, Employee may voluntarily terminate Employee's employment for "Good Reason". For purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, the occurrence of any of the following circumstances: (i) the removal of Employee from the position of Chairman and Co-Chief Executive Officer of Hearst-Argyle; (ii) the assignment to Employee of any duties or responsibilities inconsistent with Employee's status and authority as Chairman and Co-Chief Executive Officer, or a substantial adverse alteration in the nature or status of Employee's duties or responsibilities from those in effect at the commencement of this Agreement, if such assignment or alteration reduces the duties, responsibilities, importance or scope of Employee's position, (iii) a reduction of Employee's compensation as set forth in this Agreement; (iv) a material breach of this Agreement by Hearst-Argyle; or (v) the relocation of the principal executive offices of Hearst-Argyle or of Employee's principal office to a location more

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than fifty (50) miles from New York City or the imposition of a requirement that
Employee be based anywhere other than at such principal executive offices.

                  Employee's right to terminate Employee's employment shall not be affected by Employee's incapacity due to physical or mental illness. Employee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstances constituting Good Reason hereunder.

                  If Employee desires to terminate Employee's employment for Good Reason, Employee shall first give Hearst-Argyle Notice of Termination, as hereinafter defined, and shall allow Hearst-Argyle no less than thirty (30) days to remedy, cure or rectify the situation giving rise to Employee's Good Reason.

                  If Employee terminates Employee's employment for Good Reason, Employee shall receive the same compensation and benefits as if Employee was terminated by Hearst-Argyle Without Cause.

                  Any termination of Employee's employment hereunder, whether by Hearst-Argyle or by Employee, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a Notice of Termination shall indicate the specific termination provision in this Agreement relied upon and, if by Hearst-Argyle for Cause or by Employee for Good Reason, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination.

                  "Date of Termination" shall mean (i) if Employee's employment is terminated by death, the date of Employee's death, (ii) if Employee's employment is terminated due to Disability,

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thirty (30) days after Notice of Termination is given (provided that Employee shall not have returned to the performance of Employee's duties on a full-time basis during such thirty (30) day period), (iii) if Employee's employment is terminated by Hearst-Argyle Without Cause, the date specified in the Notice of Termination, which date shall be not less than five (5) nor more than thirty
(30) days from the date Notice of Termination was given, (iv) if Employee's employment is terminated by Employee for Good Reason, the date specified in the Notice of Termination which date shall be not less than five (5) nor more than thirty (30) working days from the expiration of the time to remedy, cure or rectify the situation giving rise to Employee's Good Reason, and (v) if Employee's employment is terminated by Hearst-Argyle for Cause, the date specified in the Notice of Termination.

                  Except as otherwise set forth in this Agreement, any payments pursuant to the provisions of this Paragraph FIFTH shall be severance payments or liquidated damages or both, shall not be subject to any requirements as to mitigation or offset, except as otherwise specifically provided, and shall not be in the nature of a penalty. No payment resulting from the termination of Employee's employment shall adversely affect Employee's entitlement to benefits under any Hearst-Argyle benefit plan in which Employee was participating at the time of such termination.

                  SIXTH: Hearst-Argyle shall have the right to transfer Employee to any property owned or controlled, directly or indirectly, by it, or constituting a part of Hearst-Argyle, and should such property be operated by a successor to, or a subsidiary

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or an affiliate of, Hearst-Argyle, this Agreement shall be assignable by
Hearst-Argyle to such successor or to such subsidiary or affiliate. This right of transfer shall be subject however to Employee's rights under Paragraph FIFTH
(d)(v). It is further understood that this Agreement and all of the rights and benefits hereunder are personal to Employee and neither this Agreement nor any right or interest of Employee herein or arising hereunder shall be subject to voluntary or involuntary alienation, assignment, hypothecation or transfer by him.

                  SEVENTH: Employee will accept any additional office (whether such be that of director, officer or otherwise) to which Employee may be elected or appointed in Hearst-Argyle or in any firm, association or corporation which is a successor to, or a subsidiary or an affiliate of, Hearst-Argyle or in which Hearst-Argyle holds an interest. In the event of such election or appointment, Employee agrees to serve without extra compensation.

                  EIGHTH: Employee covenants and agrees that during the term hereof and within the two (2) year period immediately following the termination of this Agreement, regardless of the reason therefor, Employee shall not solicit, induce, aid or suggest to (i) any employee, (ii) any author, (iii) any independent contractor or other service provider, or (iv) any customer, agency or advertiser of Hearst-Argyle to leave such employ, to terminate such relationship or to cease doing business with Hearst-Argyle. Employee acknowledges that the terms of this paragraph are reasonable and enforceable and that should there be a violation or attempted or threatened violation by Employee of any of the

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provisions contained in this Paragraph EIGHTH, Hearst-Argyle shall be entitled to the same rights and relief by way of injunction as are provided for under subparagraph (b) of Paragraph THIRD hereof. In the event that this non-solicitation covenant shall be deemed by any court of competent jurisdiction, in any proceedings in which Hearst-Argyle shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

                  NINTH: Upon the termination of Employee's employment by Hearst-Argyle for Cause or by Employee without Good Reason, Employee agrees that, without the express approval of Hearst-Argyle, Employee shall not, for a period which is the lesser of two (2) years or the remaining term of this Agreement subsequent to such termination, engage in any activity or render service in any capacity (whether as principal, five percent (5%) shareholder, employee, consultant or otherwise) for or on behalf of any person or persons if such activity or service directly competes with the business of Hearst-Argyle. It is understood and agreed that nothing herein contained shall prevent Employee from engaging in discussions concerning business arrangements to become effective upon the expiration of the term of this covenant not to compete. In the event Hearst-Argyle shall not offer to renew this Agreement, the provisions of this Paragraph NINTH shall be of no force or effect. Employee acknowledges that the terms of this paragraph are reasonable and enforceable and that should there be a violation or attempted or threatened violation by Employee of any of the

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provisions contained in this Paragraph NINTH, Hearst-Argyle shall be entitled to the same rights and relief by way of injunction as are provided for under subparagraph (b) of Paragraph THIRD hereof. In the event that this covenant not to compete shall be deemed by any court of competent jurisdiction, in any proceedings in which Hearst-Argyle shall be a party, to be unenforceable because of its duration, scope, or area, it shall be deemed to be and shall be amended to conform to the scope, period of time and geographical area which would permit it to be enforced.

                  TENTH: Hearst-Argyle and Employee acknowledge that the terms of this Agreement are confidential and, among other things, constitute trade secrets, the disclosure of which likely would inure to the material detriment of Hearst-Argyle's business operations. Except as required by securities laws, FCC regulations, other regulatory requirements, or court order, Hearst-Argyle and Employee agree not to disclose any of the terms of this Agreement to any other person or persons, provided, however, that Employee may make a limited disclosure to his legal or financial advisors, or to members of his immediate family, on condition that each such person to whom disclosure is made agrees to maintain the confidentiality of such information and to refrain from making further disclosure.

                  ELEVENTH: It is understood and agreed that this Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of Texas' without regard to Texas, conflicts or choice of law rules.

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
                  TWELFTH: It is understood and agreed that this Agreement supersedes all prior agreements and understandings, if any, between Hearst-Argyle and Employee. No provision of this Agreement may be waived, changed or otherwise modified except by a writing signed by the party to be charged with such waiver, change or modification.

                  THIRTEENTH: Each and every covenant, provision, term and clause contained in this Agreement is severable from the others and each such covenant, provision, term and clause shall be valid and effective, notwithstanding the invalidity or unenforceability of any other such covenant, provision, term or clause.

                  FOURTEENTH: Any notice, request, demand, waiver or consent required or permitted hereunder shall be in writing and shall be given by prepaid registered or certified mail, with return receipt requested, addressed as follows:

                  If to Hearst-Argyle:

                  Hearst-Argyle Television, Inc.
                  888 Seventh Avenue
                  New York, New York 10019,
                  Attention:  Secretary

                  If to Employee:

                  Robert G. Marbut
                  200 Concord Plaza
                  Suite 700
                  San Antonio, Texas 78216

                  The date of any such notice and of service thereof shall be deemed to be the date of mailing. Either party may change its address for the purpose of notice by giving notice to the other in writing as herein provided.

                  FIFTEENTH: This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original,

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but all of which together shall constitute one and the same instrument.

                  SIXTEENTH: Hearst-Argyle and Employee agree that any claim which either party may have against the other under local, state or federal law including, but not limited to, matters of discrimination, arising out of the termination or alleged breach of this Agreement or the terms, conditions or termination of such employment, will be submitted to mediation and, if mediation is unsuccessful, to final and binding arbitration in accordance with Hearst-Argyle's Dispute Settlement Procedure ("Procedure") of which Employee has received a copy. During the pendency of any claim under this Procedure, Hearst-Argyle and Employee agree to make no statement orally or in writing regarding the existence of the claim or the facts forming the basis of such claim, or any statement orally or in writing which could impair or disparage the personal or business reputation of Hearst-Argyle or Employee. The Procedure is hereby incorporated by reference into this Agreement.

                  IN WITNESS WHEREOF, Hearst-Argyle and Employee have executed this Agreement as of the date first written above.

                                       HEARST-ARGYLE TELEVISION, INC.


                                       By:/s/ Harry T. Hawks
                                          --------------------------------------


                                       EMPLOYEE


                                       By:/s/ Bob Marbut
                                          --------------------------------------
                                          Bob Marbut


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
                                    EXHIBIT A

1.       Tracor

2.       Tupperware

3.       UDS

4.       Katz

5.       Up with People

                                                       As of August 12, 1997

                                                       PERSONAL AND CONFIDENTIAL

Mr. Bob Marbut
200 Concord Plaza
Suite 700
San Antonio, Texas 78216

                  RE:  Employment Agreement --
                       As of August 12, 1997
                       ------------------------

Dear Mr. Marbut:

         In connection with the Employment Agreement dated as of August 12, 1997 between Hearst-Argyle Television, Inc. ("Hearst-Argyle") and you executed immediately prior to the execution of this letter, you and Hearst-Argyle have agreed on certain additional matters as set forth below. We have further agreed that this letter modifies the Employment Agreement and shall be deemed incorporated into and made a part of the Employment Agreement.

                  1. Life Insurance. Hearst-Argyle shall purchase a term life insurance policy on your life providing a $3,000,000 death benefit payable to the beneficiaries to be selected by you, and will pay the periodic premiums thereon at competitive rates during the term of the Employment Agreement. In lieu of purchasing all or part of such life insurance directly, Hearst-Argyle and you may agree that Hearst-Argyle will pay you an equivalent amount (or a portion thereof) in order to reimburse you for all or part of annual premiums for the life insurance that you obtain.

                  2. Stock Options. Hearst-Argyle shall grant to Employee on or before the Effective Date of the Employment Agreement an option to purchase 300,000 shares of Series A Common Stock of Hearst-Argyle upon the terms set forth in the option agreement attached as Exhibit A to this letter. Nothing contained in this letter, the Employment Agreement, or the option agreement shall preclude the grant of any additional options to Employee, which grants shall be made in the discretion of the Board of Directors of Hearst-Argyle.

                  3. Automobile. During the term of the Employment Agreement, Hearst-Argyle shall pay or reimburse you for the costs of an automobile. The automobile shall be of your choice with the maximum monthly payment, subject to applicable payroll taxes and other deductions, not to exceed $1,000.

                  4. Vacation. During the term of the Employment Agreement, you will be entitled to a reasonable paid vacation in accordance with the policies of Hearst-Argyle then in effect for executives, but in no event shall such vacation be less than the amount of vacation you are entitled to at present.

Mr. Bob Marbut
August 12, 1997
Page -2-

                  5. Travel and Entertainment. You will be reimbursed for all reasonable travel and entertainment expenses, including first class air travel and car service for business-related travel not including normal commutation, consistent with your position, upon submission of appropriate substantiation.

                  6. Retirement Planning. You, in your sole discretion, may defer receipt of some or all of any bonus that you otherwise would be entitled to receive under the terms of the Employment Agreement and may cause such deferred bonus to be contributed to a vehicle for deferred compensation established by Hearst-Argyle for such purpose. Hearst-Argyle, at its own expense, shall promptly take all steps reasonably necessary to establish such a vehicle for deferred compensation if so requested by Employee. Nothing contained herein shall preclude the payment of any special bonus by Hearst-Argyle to any such deferred compensation vehicle.

                  7. Tax Preparation. Hearst-Argyle will pay up to currently $9,000 annually to you, or on your behalf, for the preparation of your annual tax returns and related tax planning.

                  8. Disability. If the Employment Agreement is terminated by Hearst-Argyle by reason of Disability of Employee, Hearst-Argyle shall pay Employee for the remainder of the original term of the Employment Agreement a disability benefit such that, when taken together with any group insurance-funded benefit provided to employees by Hearst-Argyle, Employee receives a total disability benefit equal to 60% of Employee's then current base salary, up to a maximum of Twenty-Five Thousand Dollars ($25,000) per month.

                  9. MER. Employee shall participate in the Medical Expense Reimbursement plan.

                  10. Club Membership. Hearst-Argyle shall reimburse Employee or pay directly the initiation and monthly fees to join and belong to The New York Athletic Club.

                  11. Benefits. In addition to the compensation to be paid to Employee pursuant to the Employment Agreement, Employee shall further be entitled to participate in any employee benefit programs established from time to time for non-union employees or executives of Hearst-Argyle and any of its subsidiaries, to the extent that executives or senior management employee of Hearst-Argyle or its employees generally are eligible to participate in such programs.

                  Please review the enclosed Employment Agreement at your convenience in order to determine if it is consistent with your

Mr. Bob Marbut
August 12, 1997
Page -3-



understanding of our arrangements. Assuming that it is satisfactory and that you agree with the matters discussed in this letter, please execute all five copies of the Employment Agreement and return them to me for execution on behalf of Hearst-Argyle. In addition, please sign the enclosed three copies of this letter on the signature lines provided and also return them to me.

                                       Sincerely,

                                       HEARST-ARGYLE TELEVISION, INC.


                                       By:/s/ Dean H. Blythe
                                          --------------------------------------
                                          Senior Vice President -- Corporate
                                          Developement, Secretary and General
                                          Counsel


Enclosures

ACCEPTED AND AGREED:


By:/s/ Bob Marbut
   ----------------------------------
   Bob Marbut

                                OPTION AGREEMENT
                                  FOR EMPLOYEES

                                Option Agreement
                                      under
                         Hearst-Argyle Television, Inc.
                             1997 Stock Option Plan

                  Date of Grant:

                  Name of Optionee:

                  Number of Shares:

                  Price Per Share:

         Hearst-Argyle Television, Inc., a Delaware corporation (the "Company"), hereby grants as of the date specified above (the "Date of Grant") to the above-named optionee (the "Optionee") an option to purchase from the Company, for the price per share set forth above, the number of shares of Series A Common Stock, $0.01 par value per share (the "Stock"), of the Company set forth above pursuant to the Hearst-Argyle Television, Inc. 1997 Stock Option Plan (the "Plan"). This option is not intended to be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         The terms and conditions of the option granted hereby, to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

         1. The price at which each share of Stock subject to this option may be purchased shall be the price set forth above, subject to any adjustments that may be made pursuant to the terms of the Plan.

         2. This option shall vest and become exercisable in accordance with the provisions set forth in the Vesting Schedule attached as Appendix A hereto.

         3. Except as provided in Section 7 hereof, this option may not be exercised unless the Optionee is in the employ of the Company or one of its Subsidiaries at the time of such exercise.

         4. The Optionee (or his or her representative, devisees or heirs, as applicable) may exercise any portion of this option that has become exercisable in accordance with the terms hereof as to all or any of the shares of Stock then available for purchase by delivering to the Company written notice specifying:

                         (i) the number of whole shares of Stock to be purchased together with payment in full of the aggregate option price of such shares, provided that this option may not be exercised for less than one hundred (100) shares of Stock or the number of shares of Stock remaining subject to this option, whichever is smaller;

                         (ii) the address to which dividends, notices, reports, etc. are to be sent; and

                         (iii) the Optionee's social security number.

Payment shall be in cash, or by certified or bank cashier's check payable to the order of the Company, free from all collection charges, or in such other form as may be permitted by the Committee. Only one stock certificate will be issued unless the Optionee otherwise requests in writing. Shares of Stock purchased upon exercise of the option will be issued in the name of the Optionee. The Optionee shall not be entitled to any rights as a stockholder of the Company in respect of any shares of Stock covered by this option until such shares of Stock shall have been paid for in full and issued to the Optionee.

         5. As soon as practicable after the Company receives payment for shares of Stock covered by this option, it shall deliver to the Optionee a certificate or certificates representing the shares of Stock so purchased. Such certificate(s) shall be registered in the name of the Optionee. Such stock certificate(s) shall carry such appropriate legends, and such written instructions shall be given to the Company's transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws.

         6. This option is personal to the Optionee and during the Optionee's lifetime may be exercised only by the Optionee or his or her representative in the event of the Optionee's Disability. In the event of Optionee's death, options that remain exercisable under the terms of the Plan and this Option Agreement may be exercised by the Optionee's devisees or heirs, as applicable. This option shall not be transferable other than by will or the laws of descent and distribution.

         7. If the Optionee's employment with the Company or any Subsidiary shall terminate, then the terms and provisions of Section 5(e) of the Plan shall govern any options that remain unexercised as of the date of such termination.

         8. If, prior to the delivery by the Company of all the shares of Stock with respect to which this option is granted, a Change of Control (as described in Appendix A attached hereto) shall occur, then this option shall become vested and exercisable with respect to the shares of Stock as set forth in Appendix A attached hereto.

         9. This option does not confer on the Optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to determine the terms of the Optionee's employment.

         10. This option and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee (or the Board of Directors, as applicable under the Plan) shall be binding and conclusive upon the Optionee and his or her legal representatives on any question arising hereunder.

         11. All notices hereunder to the party shall be delivered or mailed to the following addresses:

                  If to the Company:

                            Hearst-Argyle Television, Inc.
                            ------------------------------
                            New York, New York
                                              ---------
                            Attention:  Secretary

                  If to the Optionee:

                            --------------------------------------
                            --------------------------------------

Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

         12. This Option Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without application of the conflict of laws principles thereof.

                  IN WITNESS WHEREOF, the undersigned have caused this Option Agreement to be duly executed as of the date first above written.

                                    HEARST-ARGYLE TELEVISION, INC.

                                    By:
                                       ----------------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------
                                    OPTIONEE:


                                    -------------------------------------------
                                    Name:

                                   APPENDIX A
                                VESTING SCHEDULE

I. Options to acquire [50%] shares of Stock shall automatically become exercisable under this option on September 1, 2000; provided, however, that in the event the Employment Agreement between the Company and Optionee dated as of August 27, 1997 is terminated by the Company "Without Cause" (as defined therein), (i) on or after September 1, 1998, options to acquire [16 2/3%] shares shall become exercisable concurrently with such termination or (ii) on or after September 1, 1999, options to acquire [33 1/3%] shares shall become exercisable concurrently with such termination.

II. Options to acquire [16 2/3%] shares of Stock shall become exercisable when the Market Price of the Stock equals $31 per share; options to acquire an additional [16 2/3%] shares of Stock shall become exercisable when the Market Price of the Stock equals $37 per share; and, an additional [16 2/3%] shares of Stock shall become exercisable when the Market Price of the Stock equals $43 per share. "Market Price" shall mean the price of the Stock as quoted on NASDAQ National Market, or such other national exchange as the Stock will then be listed, with such price having been equal to or greater than the applicable price for a period of 10 consecutive trading days. Once vested, the options shall not be subject to divesting notwithstanding a change in the Market Price to below the applicable price. The applicable prices ($31.00, $37.00, and $43.00) shall be adjusted for a stock split, stock dividend, or other recapitalization with respect to the Stock.

III. All options that have not otherwise vested shall automatically become exercisable under this option on September 1, 2006.

IV. In the event that, prior to delivery by the Company of all the shares of Stock with respect to the Time Vested Options, a Change of Control (as defined in the Plan) shall occur, then this option shall become vested and exercisable with respect to all options that are unvested and unexercisable immediately prior to the date of the Change of Control.

                               APPENDIX A - Page 1